Exhibit 10.2

AGREEMENT

AGREEMENT dated this 7th day of March 2014, by and between MOMENTOUS ENTERTAINMENT GROUP, INC. (hereinafter “MEG”), a Nevada Corporation, Kurt Neubauer, President of MEG, and Frank J.  Hariton, counsel to MEG, with offices located at 1065 Dobbs Ferry Road, White Plains, New York 10607.

WHEREAS, MEG is preparing to file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form S-1 which Registration Statement indicates in Part II, Item 13, offering expenses approximating $38,000 of which $20,000) dollars are indicated as legal fees and expenses; and

WHEREAS, MEG has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President, the latter solely if he has the resources to pay on behalf of MEG at that time.

NOW, THEREFORE, it is herewith agreed as follows:  Absent sufficient revenues to pay these amounts within six months of the date of the MEG prospectus, its President agrees to loan MEG the funds to cover the balance of outstanding professional and related fees relating to MEG’s prospectus if the professionals involved insist on cash payments, such loan conditioned upon MEG’s President having the necessary resources to make such loan when or if funds are necessary therefor.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured note to be treated as a loan until repaid, if and when Mr. Neubauer has the financial resources to do so.  Frank Hariton, MEG’s counsel, by signing this Agreement agrees in full to defer his legal fees in the manner set forth in this Agreement. Specifically, legal fees do not become payable until the MEG Registration Statement is declared effective by the Securities and Exchange Commission and a trading symbol is received from FINRA. Upon accepting a Note from Mr. Neubauer, MEG will have no further obligation for the amount of the Note.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement, in the subheadings entitled “Liquidity” as found in the Management’s Discussion and Analysis or Plan of Operation section and “Use of Proceeds.”

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 7th day of March 2014.

MOMENTOUS ENTERTAINMENT GROUP, INC.

By:

/s/ KURT NEUBAUER

KURT NEUBAUER, PRESIDENT

By:

/s/ KURT NEUBAUER

KURT NEUBAUER, INDIVIDUALLY

By:

/s/ FRANK J. HARITON

FRANK J. HARITON